UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K / A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest even reported): June 1, 2011

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e4))

EXPLANATORY NOTE

This Current Report on Form 8-K / A (this “Amendment”) is being filed to update the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Vitamin Shoppe, Inc. (the “Company”) on June 6, 2011 (the “Original 8-K”). This Amendment is being filed solely to disclose, in accordance with SEC regulations, the Company’s decision in respect of the frequency of future non-binding, advisory shareholder votes regarding executive compensation. No changes have been made to the Original 8-K.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, stockholders at the Company’s 2011 Annual Meeting of Stockholders held on June 1, 2011 voted, on a non-binding advisory basis, in favor of holding future advisory votes on executive compensation every year. The Company’s Board of Directors has considered the outcome of that vote and decided that the Company will hold future non-binding, advisory votes on executive compensation every year until the Company’s Board of Directors otherwise determines that a different frequency for such non-binding, advisory votes is in the best interest of the Company or until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2011

Vitamin Shoppe, Inc.

By:	/s/ Brenda Galgano
Name: Brenda Galgano
Title: Chief Financial Officer